EXHIBIT 24


           POWER OF ATTORNEY FOR INDIVIDUALS SIGNING IN NEW YORK STATE

Know all by these presents, that the undersigned hereby constitutes and appoints each of Joel Legon, Shefali A. Shah and Stephen M. Swad, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Comverse Technology, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder as amended from time to time (the "Exchange Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned's execution of this Power of Attorney.

The statutory disclosures entitled "CAUTION TO THE PRINCIPAL" and "IMPORTANT INFORMATION FOR THE AGENT" are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney. Notwithstanding anything to the contrary contained herein, this Power of Attorney is limited to the powers granted as described above and does not grant the attorneys and agents the authority to spend the undersigned's money or sell or dispose of any of the undersigned's property.

         CAUTION TO THE PRINCIPAL:

         Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

         When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

         Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

         You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

         You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

         Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

         The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

         If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.


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                      the next page is the signature page.]

                          SIGNATURE AND ACKNOWLEDGMENT

         IN WITNESS WHEREOF, I have hereunto signed my name on June 1, 2010.

                  PRINCIPAL signs here: ==>: /s/ Philip H. Osman
                                             --------------------------------
                                 Print Name: Philip H. Osman
                                             --------------------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On the 1st day of June, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Philip H. Osman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same, and that by his/her signature on the instrument, the individual executed the instrument.



                                                /s/ Gordon P. Flayter
                                        -------------------------------------
                                                    Notary Public

                                                 GORDON P. FLAYTER
                                          Notary Public, State of New York
                                                  No. 01FL4846259
                                            Qualified in Dutchess County
                                        Certificate Filed in New York County
                                         Commission Expires March 30, 2011










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
         IMPORTANT INFORMATION FOR THE AGENT:

         When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

         (1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

         (2) avoid conflicts that would impair your ability to act in the principal's best interest;

         (3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

         (4) keep a record or all receipts, payments, and transactions conducted for the principal; and

         (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's
         Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

         You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

         Liability of agent:

         The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.



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                     the next page is the signature page.]

              AGENT'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:

         It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

         We, Joel Legon, Shefali A. Shah and Stephen M. Swad have read the foregoing Power of Attorney. We are the persons identified therein as agents for the principal named therein.

         We acknowledge our legal responsibilities.


Signature: /s/ Joel Legon                                    June 1, 2010
           ----------------------------------                ------------
               Joel Legon                                        Dated


Signature: /s/ Shefali A. Shah                               June 1, 2010
           ----------------------------------                ------------
               Shefali A. Shah                                   Dated


Signature: /s/ Stephen M. Swad                               June 1, 2010
           ----------------------------------                ------------
               Stephen M. Swad                                   Dated




STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  On the 1st day of June, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Joel Legon, Shefali A. Shah and Stephen M. Swad, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same, and that by their signature on the instrument, the individuals executed the instrument.


                                                /s/ Gordon P. Flayter
                                        -------------------------------------
                                                    Notary Public

                                                 GORDON P. FLAYTER
                                          Notary Public, State of New York
                                                  No. 01FL4846259
                                            Qualified in Dutchess County
                                        Certificate Filed in New York County
                                         Commission Expires March 30, 2011